As filed with the Securities and Exchange Commission on March 28, 1996
                                          Registration No.
                                                         --------


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                           ELI LILLY AND COMPANY
          (Exact name of registrant as specified in its charter)

                         LILLY CORPORATE CENTER
     INDIANA           INDIANAPOLIS, INDIANA 46285     35-0470950
     (State or other   (Address of Principal      (I.R.S. Employer
     jurisdiction of   Executive Offices)         Identification No.)
     incorporation or  (Zip Code)
     organization)

                         Lilly GlobalShares Stock Plan

                            (Full Title of the Plan)

                                Rebecca O. Goss
                       Vice President and General Counsel
                             Eli Lilly and Company
                             Lilly Corporate Center
                          Indianapolis, Indiana  46285
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service: 317-276-2000



                        CALCULATION OF REGISTRATION FEE

 Title of        Amount to      Proposed        Proposed        Amount of
securities to       be          maximum         maximum       registration
be registered   registered    offering price   aggregate          fee
                               per share(1)   offering price(1)

Common Stock    5,400,000       $46.82        $260,827,200     $89,940
                                $65.00

     (1) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee. Options to purchase 4,960,000 shares have been granted at an option price of $46.82 per share ($232,227,200 in the aggregate). As to the remaining 440,000 shares, the proposed maximum offering price per share is estimated at $65.00 ($28,600,000 in the aggregate), based upon the average of the high and low sales prices of Registrant's Common Stock in the consolidated reporting system on March 22, 1996.

     There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Lilly GlobalShares Stock Plan.

     The contents of the Company's Registration Statement on Form S-8, Registration No. 33-50783, as filed with the Securities and Exchange Commission on October 27, 1993, are incorporated by reference herein.


Item 8.   EXHIBITS

     Exhibit
     Number              Description

     5              Opinion of Daniel P. Carmichael, Deputy General
                    Counsel and Secretary of the Company
     23             Consent of Ernst & Young LLP, Independent Auditors



                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on March 18, 1996.

                                ELI LILLY AND COMPANY



                                By  s/Randall L. Tobias
                                  -------------------------------
                                   Randall L. Tobias, Chairman
                                   and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 18, 1996, by the following persons in the capacities indicated.

         SIGNATURE                       TITLE

 s/Randall L. Tobias                Chairman, Chief Executive
 -------------------                Officer, and a Director
(Randall L. Tobias)                 (principal executive officer)


s/Charles E. Golden                 Executive Vice President,
-------------------                 Chief Financial Officer,
(Charles E. Golden                  and a Director (principal
                                    financial officer)


s/Arnold C. Hanish                  Chief Accounting Officer
------------------                  (principal accounting officer)
(Arnold C. Hanish)

s/Steven C. Beering, M.D.           Director
-------------------------
(Steven C. Beering, M.D.)


s/James W. Cozad                    Director
----------------
(James W. Cozad)


s/Alfred G. Gilman, M.D., Ph.D.     Director
-------------------------
(Alfred G. Gilman, M.D., Ph.D.)


s/Karen N. Horn, Ph.D.              Director
----------------------
(Karen N. Horn, Ph.D.)


s/J. Clayburn La Force, Jr., Ph.D.  Director
----------------------------------
(J. Clayburn La Force, Jr., Ph.D.)


                                    Director
-------------------------------
(Kenneth L. Lay)


s/Franklyn G. Prendergast, M.D., Ph.D.      Director
-------------------------------------
(Franklyn G. Prendergast, M.D.,Ph.D.)


s/Kathi Seifert                     Director
---------------
(Kathi Seifert)


s/Sidney Taurel                     Director
---------------
(Sidney Taurel)


s/August M. Watanabe, M.D.          Director
--------------------------
(August M. Watanabe, M.D.)


s/Alva O. Way                       Director
-------------
(Alva O. Way)

                             INDEX TO EXHIBITS

The following documents are filed as part of this Registration Statement:

Exhibit

5     Opinion of Daniel P. Carmichael, Deputy General Counsel and
      Secretary of the Company

23    Consent of Ernst & Young LLP, Independent Auditors